UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 18, 2026

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

california	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPSS	The Nasdaq Stock Market LLC (Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 18, 2026 the board of directors (the “Board”) of Consumer Portfolio Services, Inc. (the “Company”) appointed Scott W. Carnahan as a director of the Company to fill the vacancy created by the prior resignation of William B. Roberts from the Board, effective immediately. As such, Mr. Carnahan will serve a term expiring at the Company’s 2026 annual meeting of shareholders and until a successor has been duly elected and qualified, or until his earlier resignation, retirement or other termination of service.

Mr. Carnahan brings to the Board more than 40 years of accounting, consulting, regulatory compliance, and executive leadership experience in the financial institutions sector, including senior roles at FTI Consulting, Inc. and KPMG LLP, where he led the structured finance practice and advised on over $2 trillion in transactions.

Mr. Carnahan has not been named to any of the standing committees of the Board.

Mr. Carnahan is a senior advisor to FTI Consulting, Inc. (“FTI”). The Company has engaged FTI to provide consulting services to the Company. During the fiscal year ended December 31, 2024 and December 31, 2025, the Company paid FTI approximately $127,000 and $173,000, respectively, for such services. The Company’s engagement with FTI ended in September 2025.

Mr. Carnahan will be compensated in accordance with the Company’s non-employee director compensation program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: February 24, 2026	By: /s/ Denesh Bharwani
Denesh Bharwani Executive Vice President and Chief Financial Officer Signing on behalf of the registrant

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